Exhibit 23.3

Consent of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados

January 23, 2018

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form F-1 of PagSeguro Digital Ltd. (the “Company”) filed pursuant to Rule 462(b) of the Securities Act of 1933 of the reference to our firm under the headings “Validity of Securities” and “Enforceability of Civil Liabilities” and elsewhere in the prospectus included in the Registration Statement on Form F-1 (333-222292) of the Company.

Very truly yours,

/S/ VANESSA FIUSA
Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados